Exhibit 99.1

Live Ventures Provides Update on Acquisition of
ApplianceSmart

LAS VEGAS, April 26, 2018 (GLOBE NEWSWIRE) -- Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, today provides investors with an update on its acquisition of ApplianceSmart.

As previously announced, on December 30, 2017, the company acquired the retailer of major household appliances for $6.5 million. Live Ventures paid approximately $2.5 million of the purchase price in cash. The remaining approximately $4.0 million was paid by a promissory note bearing interest at five percent per annum and maturing on April 1, 2021. The acquisition is expected to bring Live Ventures’ total annualized revenues to in excess of $200 million. The company has filed a Current Report on Form 8-K with further details and can be accessed via the Securities and Exchange Commission’s website at www.sec.gov.

“ApplianceSmart easily fits into our portfolio as a company with a proven track record of sales, with the added bonus of providing consumers with environmentally friendly appliances at an affordable cost. Further, we believe that synergies exist between ApplianceSmart and current subsidiary, Vintage Stock,” said Jon Isaac, Live Ventures’ president and CEO. “We look forward to combining the company’s successes with those of our current portfolio companies, and providing our shareholders with additional value.”

ApplianceSmart is a 17-store chain specializing in sales and service of new and out-of-the-box appliances with annualized revenues of approximately $65 million. The retailer maintains stores in Minnesota, Ohio, Texas and Georgia.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep.  Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of 17 company-owned retail stores operating under the name ApplianceSmart®.

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Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@live-ventures.com
http://live-ventures.com
Source:  Live Ventures Incorporated

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